UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

TINTRI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38117	26-2906978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices including zip code)

(650) 810-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On March 19, 2018, Ian Halifax notified Tintri, Inc. (the “Company”) of his resignation as the Company’s Chief Financial Officer, effective as of April 30, 2018. The board of directors of the Company (the “Board”) has initiated a search for Mr. Halifax’s successor as Chief Financial Officer. Mr. Halifax has agreed to assist in the orderly transition of his CFO responsibilities. On March 23, 2018, the Company issued a press release announcing Mr. Halifax’s retirement as Chief Financial Officer, a copy of which press release is filed herewith as Exhibit 99.1 and incorporated in its entirety by reference herein.

Resignation of Chief Executive Officer and Director

On March 20, 2018, Ken Klein resigned as the Chief Executive Officer and member of the Board, each effective as of the date that Tom Barton commences employment as the Company’s Chief Executive Officer and member of the Board, which is expected to be April 2, 2018.

In connection with his resignation, the Company entered into a transition agreement and release with Mr. Klein in which it agreed to grant Mr. Klein restricted stock units (“RSUs”) covering a number of shares of the Company’s common stock (“Shares”) equal to (a) $600,000 divided by (b) the average closing trading price of a Share for the 10 trading days ending on (and including) the trading day prior to the grant date and which will vest and settle in full on the date of the effectiveness of a supplemental release in favor of the Company. The Company also agreed to provide Mr. Klein with reimbursement for up to 12 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents. Upon the date of the effectiveness of the supplemental release, each of his then-outstanding equity awards will vest and, to the extent applicable, become exercisable, in an additional number of Shares equal to that portion of such equity award that otherwise would have vested had Mr. Klein remained in service with the Company for an additional six months following his separation effective date.

The foregoing description of the transition agreement and release between Mr. Klein and the Company does not purport to be complete and is qualified in its entirety by reference to the agreement, which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2018.

Resignation of Director

On March 21, 2018, John Bolger resigned from the Board and all committees thereof, effective immediately, due to health reasons. Mr. Bolger did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective as of March 21, 2018, the Board appointed Peter Sonsini, a member of the Board, as a member of the Audit Committee of the Board (the “Audit Committee”) to fill the vacancy created by Mr. Bolger’s resignation. The Company intends to seek a candidate to serve on the Board and the Audit Committee with the financial expertise required by NASDAQ Marketplace Rule 5605(c)(2)(A) and within the period prescribed by NASDAQ Marketplace Rule 5605(c)(4)(B).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those related to Mr. Halifax’s transition and our search for a new CFO, the composition of our Board and management team, the addition of members in the future to our Board and the Audit Committee, Mr. Barton’s start date and Mr. Klein’s and Mr. Halifax’s separation dates, and separation benefits to be awarded to Mr. Klein that are subject to the occurrence of future events. Such forward-looking statements are based on current expectations, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in the Company’s prospectus filed with the Securities and Exchange Commission in connection with the Company’s initial public offering and its periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Tintri, Inc. dated March 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tintri, Inc.

Date: March 23, 2018	By:	/s/ Kieran Harty
Kieran Harty
CTO and Co-Founder